                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           CONVERGYS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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
                                                           [LOGO]

                             201 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202

                            ------------------------

                         NOTICE OF 1999 ANNUAL MEETING
                              AND PROXY STATEMENT

                             ---------------------

                            NOTICE OF ANNUAL MEETING

To The Shareholders:

    The annual meeting of shareholders of Convergys Corporation (the "Company") will be held in the CINCINNATI MUSEUM CENTER AT UNION TERMINAL, 1301 Western Avenue, Cincinnati, Ohio on Wednesday, April 21, 1999 at 11:30 A.M. for the following purposes:

    1.  To elect two directors for three-year terms ending in 2002;

    2.  To act upon such other matters as may properly come before the meeting.

    Shareholders of record at the close of business on February 26, 1999 will be entitled to vote at the meeting and any adjournment thereof.

    The vote of each shareholder is important, whatever the number of shares held. Whether or not you plan to attend the meeting, please sign and return the accompanying proxy card promptly in the enclosed envelope. PLEASE NOTE THAT YOUR VOTE CANNOT BE COUNTED UNLESS YOU SIGN AND RETURN THE PROXY CARD OR ATTEND THE MEETING AND VOTE BY BALLOT.

                                          W. D. Baskett III
                                          SECRETARY

March 12, 1999

                             CONVERGYS CORPORATION
                             201 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 17, 1999 in connection with the solicitation of proxies by the Board of Directors of Convergys Corporation (the "Company") for use at the annual meeting to be held on April 21, 1999 at 11:30 A.M. in the Reakirt Auditorium at Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio.

    Shares can be voted at the meeting only if the shareholder is represented by proxy or is present in person. A shareholder giving a proxy in the accompanying form retains the power to revoke it by a later appointment received by the Company or by giving notice of revocation to the Company in writing or in open meeting. Such later appointments or notices should be directed to W. D. Baskett III, Secretary of the Company, at the address set forth above. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, SUCH SHARES WILL BE VOTED: (1) TO ELECT AS DIRECTORS THE PERSONS NAMED AS CLASS I DIRECTORS ON PAGE 5 AND (2) TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    An abstention from voting and broker non-votes (as defined below) will be included in determining the presence of a quorum.

    In the event that a broker, bank, custodian, nominee or other record holder of shares indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will be considered as present but not entitled to vote with respect to that matter.

    If a shareholder is a participant in the Company's Retirement and Savings Plan or the Convergys CMG Retirement Savings Plan and the accounts are registered in the same name, the proxy will also serve as a voting instruction for the trustees of these plans.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING.

                                    GENERAL

    The Company was formed in May 1998 as a wholly-owned subsidiary of Cincinnati Bell Inc. ("CBI") as part of CBI's plan to distribute its information management and customer management businesses to its shareholders. Following an initial public offering of the Company's common shares, without par value ("Common Shares"), in August 1998 (the "IPO"), the Company became independent of CBI on December 31, 1998 when CBI distributed its Company Common Shares to CBI's shareholders (the "Spin-Off").

    On the record date, February 26, 1999, outstanding voting securities of the Company consisted of 152,117,096 Common Shares, all of one class. Each Common Share has one vote on each matter presented for action at the meeting. The following table sets forth information, unless otherwise indicated, as of the record date, with respect to those persons that the Company believes to be beneficial owners of more than 5% of the Company's voting securities:

                                                                                            NUMBER OF     PERCENT OF
TITLE OF CLASS                                      BENEFICIAL OWNER(a)                   COMMON SHARES      CLASS
----------------------------------  ---------------------------------------------------  ---------------  -----------
Common Shares                       The Western and Southern Life Insurance Company          13,905,392         8.5%
                                      ("Western Southern")
                                    400 Broadway
                                    Cincinnati, Ohio 45202

------------------------

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 1998 and ending December 31, 1998, all such persons complied on a timely basis with the filing requirements of Section 16(a).

                               BOARD OF DIRECTORS

GENERAL INFORMATION

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents sent to them, as well as by operating and financial reports presented at Board and committee meetings by the Chairman, Chief Executive Officer and other officers.

    Meetings of the Board of Directors are scheduled approximately seven times a year, and there is also an organizational meeting following the annual meeting of shareholders. Additional meetings of the Board may be called whenever needed. The Board of Directors of the Company held seven meetings in 1998. Each director attended at least 80% of the total number of meetings of the Board and committees of which he or she was a member.

COMMITTEES OF THE BOARD

    The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The biographical information on each director, including those nominated for election, which begins on page 5 of this Proxy Statement, identifies the committee memberships currently held by each nominee and each incumbent director.

    The Executive Committee has four members, two of whom are officers of the Company. The Committee meets on call whenever needed and has authority to act on most matters during the intervals between Board meetings, except for those matters reserved to the full Board of Directors by the Ohio General Corporation Law. The Committee met four times in 1998.

    The Audit and Finance Committee has four members, none of whom is an officer of the Company. The Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of its financial reporting; the Committee also meets with the independent accountants and with appropriate Company financial personnel and internal auditors concerning these matters. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the shareholders at the annual meeting. Both the internal auditors and the independent accountants periodically meet alone with the Committee and have unrestricted access to the Committee. The Committee also reviews the capital structure of the Company, short-term borrowing limits, proposed financings, options available for the financing of all material acquisitions by the Company, the Company's benefit plans, the performance of the portfolio managers of such plans and pension plan funding. From time to time the Committee makes such reports and recommendations to the Board with respect to the foregoing as it deems appropriate. The Committee met one time in 1998.

    The Compensation and Benefits Committee has three members, none of whom is an officer of the Company. It makes recommendations to the Board with respect to the compensation of the Chief Executive Officer, the Chairman of the Board and non-employee directors. The Committee approves the compensation of Senior Managers of the Company and administers the Company's 1998 Long Term Incentive Plan (the "LTIP"). The Committee met four times in 1998.

    The Governance and Nominating Committee has four members, one of whom is an officer of the Company. The Committee reviews the performance of senior management, recommends candidates for director, monitors the scope and performance of Board committees, and suggests to the Board shareholder concerns to be addressed.

COMPENSATION OF DIRECTORS

    Directors who are also employees of the Company receive no remuneration for serving as directors or committee members. Non-employee directors receive an annual retainer of $16,000 and a meeting fee of $1,000 for each Board and committee meeting attended. The Chairmen of the Finance and Audit Committee and the Compensation and Benefits Committee receive an additional fee of $3,000 per year for serving as Chairmen of those committees. In lieu of the annual retainer and individual meeting fees, Mr. Mechem, as Chairman of the Board, receives an annual fee of $300,000 and supplemental medical insurance, the cost of which is approximately $1,941 per year. During 1998, the non-employee directors received their compensation as members of the Board of Directors of CBI and, except for meeting fees, they were not separately compensated for serving as members of the Company's Board of Directors.

    Non-employee directors also receive stock options pursuant to the LTIP. In conjunction with the IPO, Mr. Mechem received an option to purchase 100,000 Common Shares and each of the other non-employee directors received an option to purchase 19,800 Common Shares. Each non-employee director who is first elected or appointed to the Board after the IPO will receive an option to purchase 17,000 Common Shares. Each non-employee director also will receive an option to purchase 7,500 Common Shares on the day of each annual meeting of shareholders subsequent to his or her initial election or appointment to the Board, provided that he or she continues in office after the annual meeting. The exercise price for each option granted is 100% of the fair market value of the Common Shares on the date of grant.

    Directors may elect to defer the receipt of all or a part of their fees and retainers under the Company's Deferred Compensation Plan for Non-Employee Directors (the "Directors Deferred Compensation Plan"). Amounts so deferred are assumed to be invested in the same type of investments, including Common Shares, as are made available to employees of the Company under the Company's qualified Retirement and Savings Plan. In addition, the Directors Deferred Compensation Plan reflects amounts accrued under CBI's Deferred Compensation Plan for Outside Directors (the "CBI Plan") prior to 1999. Accounts under the Directors Deferred Compensation Plan will be paid out in cash, in one lump sum or up to ten annual installments, when the director leaves the Board. However, amounts originally accrued under the CBI Plan may be subject to forfeiture if the director leaves the Board (other than by reason of death) prior to completing at least five years service as a non-employee director, including service as a non-employee director of CBI.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth the beneficial ownership of Common Shares as of February 26, 1999 by each director and named executive officer and by all directors and officers of the Company as a group.

                                                          SHARES BENEFICIALLY
                                                              OWNED AS OF
                                                             FEBRUARY 26,       PERCENT OF COMMON
                                                                1999(a)              SHARES
                                                          -------------------  -------------------
John F. Barrett(b)(c)...................................           61,568               *
William D. Baskett III(b)...............................          358,439               *
Judith G. Boynton.......................................           37,800               *
Gary C. Butler..........................................           25,000               *
David F. Dougherty......................................          408,478               *
Brian C. Henry..........................................          454,635               *
Roger L. Howe...........................................          104,800               *
Robert J. Marino(b).....................................          420,988               *
Steven C. Mason.........................................           35,800               *
Charles S. Mechem, Jr...................................          139,238               *
James F. Orr............................................        1,597,062               *
Brian H. Rowe...........................................           53,119               *
All Directors and Officers as a group (consisting of 19
  persons, including those named above).................        4,321,678                 2.6%

 *  Less than 1 percent

------------------------

(a) Includes Common Shares subject to outstanding options which are exercisable by such individuals within 60 days. The following options are included in the totals: 1,294,888 Common Shares for Mr. Orr; 361,600 Common Shares for Mr. Henry; 345,224 Common Shares for Mr. Marino; 325,424 Common Shares for Mr. Dougherty; 308,832 Common Shares for Mr. Baskett; 124,000 Common Shares for Mr. Mechem; 55,800 Common Shares for Mr. Barrett; 39,800 Common Shares for each of Messrs. Howe and Rowe; 35,800 Common Shares for each of Mrs. Boynton and Mr. Mason; and 17,000 Common Shares for Mr. Butler.

(b) Includes Common Shares held directly by members of the director's or officer's family who have the same home as the director or officer but as to which the director or officer disclaims beneficial ownership: 1,568 for Mr. Barrett; 2,107 for Mr. Baskett; 100 for Mr. Marino; and 18,830 for other officers.

(c) Does not include Common Shares held by The Western and Southern Life Insurance Company of which Mr. Barrett is President and Chief Executive Officer. Mr. Barrett disclaims beneficial ownership of those shares.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

    The Board of Directors of the Company presently consists of eight members, two of whom are officers of the Company. The Company's Amended Articles of Incorporation require that the directors be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for a three-year term. The terms of the Class I directors expire in 1999. The Board of Directors has nominated Judith G. Boynton and Brian H. Rowe for election as directors in Class I to serve until the 2002 annual meeting of shareholders. The two nominees for director receiving the greatest number of votes will be elected Class I directors. The three directors in Class II continue to serve until the 2000 annual meeting of shareholders and the three directors in Class III continue to serve until the 2001 annual meeting of shareholders. The directors of each class will serve until their respective successors are elected and qualified.

    It is intended that shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or both of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominee and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why either of the nominees will be unavailable or unable to serve.

    For each director of the Company, including those nominated for election, there follows a brief listing of principal occupation during at least the past five years, other major affiliations and age on the date of this Proxy Statement.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

                         NOMINEES FOR CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2002)

                          Judith G. Boynton, Executive Vice President and Chief Financial
     [PHOTO]              Officer of Polaroid Corporation since 1998; Vice President and
                          Controller of Amoco Corporation 1996-1998; General
                          Manager-Auditing, 1994-1996; Controller of Amoco Oil Company,
                          1993-1994. Director of the Company since May 1998; member of the
                          Audit and Finance Committee and the Governance and Nominating
                          Committee. Age 44.

                          Brian H. Rowe, Retired Chairman of General Electric Aircraft
     [PHOTO]              Engines (GEAE) since 1995; Chairman of GEAE, 1993-1995; President and Chief Executive Officer of GEAE, 1979-1993; Senior Vice
                          President of General Electric Company, 1979-1993. Director of
                          Stewart & Stevenson Services, Inc., B/E Aerospace, Textron, Inc.,
                          The Fifth Third Bank and Canadian Marconi Company. Director of
                          the Company since May 1998; member of the Audit and Finance
                          Committee and the Compensation and Benefits Committee. Age 67.

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 2000)

                          John F. Barrett, President and Chief Executive Officer of The
     [PHOTO]              Western and Southern Life Insurance Company since 1994; President and Chief Operating Officer, 1989-1994; Executive Vice President
                          and Chief Financial Officer, 1987-1989. Director of The Western
                          and Southern Life Insurance Company, The Fifth Third Bancorp and
                          its subsidiary, The Fifth Third Bank, and The Andersons, Inc.
                          Director of the Company since May 1998; Chairman of the Audit and
                          Finance Committee; member of the Compensation and Benefits
                          Committee and the Executive Committee. Age 49.

                          Charles S. Mechem, Jr., Chairman of the Board of the Company
     [PHOTO]              since May 1998. Chairman of the Board of CBI, 1996-1998;
                          Commissioner Emeritus, Ladies Professional Golf Association
                          (LPGA); Commissioner of the LPGA, 1991-1995; Chairman of The
                          United States Shoe Corporation, 1993-1995; Director of AGCO, Mead
                          Corporation, Ohio National Life Insurance Company, J. M. Smucker
                          Company, Firstar Corporation and its subsidiary, Firstar Bank.
                          Director of the Company since May 1998; Chairman of the Executive
                          Committee and the Governance and Nominating Committee. Age 68.

                          James F. Orr, President and Chief Executive Officer of the
     [PHOTO]              Company since May 1998. Chief Operating Officer of CBI,
                          1996-1998; Chairman of Convergys Information Management Group
                          Inc. since 1996; Chairman of Convergys Customer Management Group
                          Inc. since 1997; Executive Vice President of CBI and President and Chief Executive Officer of Convergys Information Management
                          Group Inc., 1995-1996; Chief Operating Officer of Convergys
                          Information Management Group Inc., 1994; President and Chief
                          Executive Officer of Convergys Customer Management Group Inc.,
                          1993-1994. Director of the Company since May 1998; member of the
                          Executive Committee. Age 53.

                              CLASS III DIRECTORS
                             (TERMS EXPIRE IN 2001)

                          Gary C. Butler, President and Chief Operating Officer of
     [PHOTO]              Automatic Data Processing, Inc. since 1998; Group President of the Employer Services Group, 1995-1998; Group President of the
                          Dealer Services Group, 1990-1995. Director of Automatic Data
                          Processing, Inc. and Career Builder Inc. Director of the Company
                          since January 1999; member of the Audit and Finance Committee.
                          Age 52.

                          Roger L. Howe, Retired Chairman of the Board of U.S. Precision
     [PHOTO]              Lens, Inc. since 1998; Chairman of the Board, 1988-1998; Chairman of the Board and Chief Executive Officer, 1970-1988. Director of
                          Baldwin Piano & Organ Co., Cintas Corporation, and Firstar
                          Corporation and its subsidiary, Firstar Bank. Director of the
                          Company since May 1998; member of the Audit and Finance Committee and the Governance and Nominating Committee. Age 64.

                          Steven C. Mason, Retired Chairman of the Board and Chief
     [PHOTO]              Executive Officer of Mead Corporation since 1997; Chairman of the
                          Board and Chief Executive Officer, 1992-1997. Director of PPG
                          Industries, Inc. and Elder Beerman Stores. Director of the
                          Company since May 1998; Chairman of the Compensation and Benefits
                          Committee; member of the Executive Committee and the Governance and Nominating Committee. Age 63.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report of the Company's Compensation and Benefits Committee covers the following:

    - Role of the Compensation and Benefits Committee

    - Executive Compensation Principles

    - Components of Executive Compensation

    - Compensation of the Chief Executive Officer

    - Stock Ownership Guidelines

    - Deductibility of Executive Compensation

ROLE OF THE COMPENSATION AND BENEFITS COMMITTEE

    The Company's Compensation and Benefits Committee has the responsibility to annually review and recommend to the Board compensation for the Chief Executive Officer. The Committee reviews and approves the compensation for the Company's Chief Financial Officer, the General Counsel, the Presidents of Convergys Information Management Group Inc. ("IMG") and Convergys Customer Management Group Inc. ("CMG") and other executive officers.

EXECUTIVE COMPENSATION PRINCIPLES

    The executive compensation program established by the Company's Compensation and Benefits Committee is based on the following principles: (a) compensation should be related to performance and should be comparable to the compensation provided by a select group of high performing growth companies; (b) individual compensation targets should be competitive with selected survey groups and provide significant incentives for superior Company performance; (c) compensation should align the interests of the executive officers with the interests of the Company's shareholders; and (d) compensation should enable the Company to attract and retain the management necessary to lead and manage a high growth services company.

    Compensation levels for executive officers are benchmarked to the outside market, using information from general industry surveys conducted by two outside consultants. The outside market is defined as a select group of leading high performing growth companies and those with whom the Company competes for executive talent.

COMPONENTS OF EXECUTIVE COMPENSATION

    The three components of the total compensation program are:

    - Base Salary

    - Annual Incentive Bonus

    - Long Term Incentives

    BASE SALARIES. For the period from January 1, 1998 through August 12, 1998, the named executive officers' base salaries were set by the CBI Compensation Committee. For the period from August 13, 1998, the date of the IPO, through December 31, 1998, the named executive officers' base salaries were set by the Company's Compensation and Benefits Committee.

    Base salary ranges have been set at levels that are comparable to similar positions at other companies with whom we compare for compensation purposes. It is intended that salaries will only be adjusted as needed based on individual performance and on the results of our market surveys.

    ANNUAL INCENTIVES. The named executive officers' annual incentive targets for 1998 were set by the CBI Compensation Committee. The adequacy and appropriateness of those awards were reviewed and approved by the Company's Compensation and Benefits Committee. For the Chief Executive Officer, Chief Financial Officer and General Counsel, bonuses were based on CBI's actual "earnings per share" (EPS), compared to goals that were established by CBI's Board of Directors. In addition to a CBI EPS component, the annual bonuses of the Presidents of IMG and CMG were based upon the achievement of subsidiary operating income and revenue levels.

    On a going forward basis, the midpoint of each position's range for total cash compensation (base salary and bonus) will be targeted at the median of the comparator group. The annual bonuses for the Chief Executive Officer, Chief Financial Officer and General Counsel will be based two-thirds on Company EPS and one-third on personal performance as determined by the Chief Executive Officer and the Company's Compensation and Benefits Committee. The annual bonuses for subsidiary Presidents will be based two-thirds on subsidiary operating income and one-third on the achievement of personal goals.

    LONG TERM INCENTIVES. The executive officers' long term incentives for 1998 were set by the CBI Compensation Committee and included both CBI stock options and CBI performance shares under CBI's long term incentive plan. By reason of the Spin-Off on December 31, 1998, all CBI performance share targets were cashed out and, as noted below, options to purchase Common Shares were issued to all holders of CBI stock options, including the named executive officers.

    In conjunction with the IPO, stock options were granted to the Company's executive officers and other key managers under the Company's LTIP. In addition, as the Company moved toward becoming a newly independent entity, grants of restricted stock were awarded under the LTIP. The grants made to the named executive officers are shown in the tables on pages 11 and 12.

    On a going forward basis, it is anticipated their long term incentives will principally be in the form of stock options under the LTIP. The value of their total direct compensation (base salary, annual bonus and long term incentive) will be targeted to the 75(th) percentile of the comparator group.

    At the time of the Spin-Off, each CBI shareholder received one Common Share for each CBI common share owned on the record date. Similarly, to preserve the value of grants previously made by CBI, each holder of a CBI stock option received an option to purchase the same number of Common Shares and each holder of a CBI restricted stock grant received a restricted stock grant for the same number of Common Shares.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    As Chief Operating Officer of CBI from January 1, 1998 through September 1, 1998 and as President and Chief Executive Officer of the Company from May 8, 1998 through December 31, 1998, in accordance with the policies discussed, Mr. Orr received the base salary and annual incentive award that was based upon CBI's actual EPS versus the EPS goal for 1998, shown in the table on page 11, the stock options shown in the table on page 12, the restricted stock grant shown in the table on page 11 and a CBI performance share target of 7,100 performance shares.

STOCK OWNERSHIP GUIDELINES

    To further align the interests of the Company's executive officers with those of the Company's shareholders, the Company's Compensation and Benefits Committee has established Common Share ownership guidelines for the Company's senior executives.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code limits the deduction for compensation paid to the Company's named executives. The Company's Compensation and Benefits Committee intends to maximize the amount of compensation expense that is deductible by the Company when it is appropriate and in the best interests of the Company and its shareholders. However, compensation decisions will be based primarily on the Committee's perception of the effectiveness of each type of compensation for incenting results and the extent to which performance goals have been achieved.

                                          Compensation and Benefits Committee

                                          Steven C. Mason, CHAIRMAN
                                          John F. Barrett
                                          Brian H. Rowe

                             EXECUTIVE COMPENSATION

I.  SUMMARY COMPENSATION TABLE

    The Company was a subsidiary of CBI until December 31, 1998, the date of the Spin-Off. The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company or any of its subsidiaries for services to the Company, CBI and their subsidiaries in all capacities. Mr. Orr served as a director of the Company and of CBI but received no separate compensation in those capacities.

                                                                                       LONG-TERM COMPENSATION
                                                                             -------------------------------------------
                                                                                       AWARDS                 PAYOUTS
                                                ANNUAL COMPENSATION          ---------------------------   -------------
                                          --------------------------------                   SECURITIES      LONG-TERM
                                                              OTHER ANNUAL    RESTRICTED     UNDERLYING      INCENTIVE
                                           SALARY    BONUS    COMPENSATION   STOCK AWARDS      OPTIONS        PAYOUTS
NAME AND PRINCIPAL POSITION         YEAR    ($)       ($)         ($)             ($)            (#)            ($)
----------------------------------  ----  --------  --------  ------------   -------------   -----------   -------------
James F. Orr......................  1998  $509,647  $393,509    (b)          $   4,012,500(c)  623,800(d)     $     0
  President and Chief               1997   370,000   284,000    (b)                      0     87,600(e)            0
  Executive Officer

William D. Baskett III............  1998  $275,000  $158,889    (b)          $     675,000(c)  116,000(d)     $     0
  General Counsel and               1997         0    85,200    (b)                      0     60,000(e)            0
  Secretary

Brian C. Henry....................  1998  $320,000  $104,409    (b)          $   1,577,725(c)  107,200(d)     $     0
  Chief Operating                   1997   320,000   170,400    (b)                      0     56,800(e)            0
  Officer of IMG(f)

Robert J. Marino..................  1998  $298,863  $ 70,036    (b)          $   1,125,000(c)  215,900(d)     $     0
  President and Chief               1997   270,000   177,601    (b)                      0     54,000(e)            0
  Executive Officer of IMG

David F. Dougherty................  1998  $283,521  $ 60,741    (b)          $   1,125,000(c)  215,900(d)     $     0
  President and Chief               1997   241,039    36,920    (b)                      0     54,000(e)            0
  Executive Officer of CMG

                                     ALL OTHER
                                    COMPENSATION
NAME AND PRINCIPAL POSITION            ($)(a)
----------------------------------  ------------
James F. Orr......................    $31,340
  President and Chief                  31,344
  Executive Officer
William D. Baskett III............    $ 3,408
  General Counsel and                       0
  Secretary
Brian C. Henry....................    $13,101
  Chief Operating                      19,719
  Officer of IMG(f)
Robert J. Marino..................    $17,664
  President and Chief                   9,500
  Executive Officer of IMG
David F. Dougherty................    $17,461
  President and Chief                  12,273
  Executive Officer of CMG

------------------------------

(a) Represents Company contributions to defined contribution savings plans and to the Executive Deferred Compensation Plan described on page 14.

(b) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for that year.

(c) Restricted stock holdings as of December 31, 1998: Mr. Orr, 267,500 Common Shares with a value of $5,542,333; Mr. Baskett, 45,000 Common Shares with a value of $932,355; Mr. Henry, 70,000 Common Shares (including 25,000 Common Shares issued at the time of the Spin-Off ["Spin-Off Restricted Shares"]) with a value of $1,450,330 and 25,000 CBI common shares with a value of $418,750; and each of Messrs. Marino and Dougherty, 75,000 Common Shares with a value of $1,553,925. In the case of Mr. Henry, the 25,000 Spin-Off Restricted Shares were granted on December 31, 1998 and vest as follows:
    15,000 shares on February 28, 2001; 5,000 shares on February 28, 2002; and 5,000 shares on February 28, 2003. Dividends will be paid on the CBI common shares.

(d) Includes, for Mr. Orr, 44,400 CBI common shares and 579,400 Common Shares; for Mr. Baskett, 21,000 CBI common shares and 95,000 Common Shares; for Mr. Henry, 28,600 CBI common shares and 78,600 Common Shares; and for each of Messers. Marino and Dougherty, 27,200 CBI common shares and 188,700 Common Shares. The Common Share totals include options issued at the time of the Spin-Off ("Spin-Off Options") relating to the CBI options granted in 1998.

(e) Includes, for Mr. Orr, 43,800 each of CBI common shares and Common Shares; for Mr. Baskett, 30,000 each of CBI common shares and Common Shares; for Mr. Henry, 28,400 each of CBI common shares and Common Shares; and for Messrs. Marino and Dougherty, 27,000 each of CBI common shares and Common Shares. The Common Share numbers are Spin-Off Options relating to the CBI options granted in 1997.

(f) Mr. Henry also served as Chief Financial Officer of CBI from January 1, 1998 through September 1, 1998.

II. GRANTS OF STOCK OPTIONS

    The following table shows all options to purchase Common Shares and options to purchase CBI common shares granted to the named executive officers during the fiscal year ended December 31, 1998.

                                    NUMBER OF SECURITIES      % OF TOTAL
                                     UNDERLYING OPTIONS     OPTIONS GRANTED   EXERCISE OR
                                           GRANTED          TO EMPLOYEES IN   BASE PRICE
NAME                                         (a)              FISCAL YEAR       ($/SH)      EXPIRATION DATE
----------------------------------  ---------------------   ---------------   -----------   ---------------
James F. Orr......................          44,400(c)             2.71%         $13.155       1/2/08
                                           535,000(d)             5.71           15.000       8/13/08
                                            44,400(e)              .47           17.439       1/2/08
William D. Baskett III............          21,000(c)             1.28          $13.155       1/2/08
                                            74,000(d)              .79           15.000       8/13/08
                                            21,000(e)              .22           17.439       1/2/08
Brian C. Henry....................          28,600(c)             1.75          $15.090       4/21/08
                                            50,000(d)              .53           15.000       8/13/08
                                            28,600(e)              .30           20.004       4/21/08
Robert J. Marino..................          27,200(c)             1.66          $13.155       1/2/08
                                           161,500(d)             1.72           15.000       8/13/08
                                            27,200(e)              .28           17.439       1/2/08
David F. Dougherty................          27,200(c)             1.66          $13.155       1/2/08
                                           161,500(d)             1.72           15.000       8/13/08
                                            27,200(e)              .28           17.439       1/2/08

                                     POTENTIAL REALIZABLE
                                       VALUE AT ASSUMED
                                    ANNUAL RATES OF STOCK
                                    PRICE APPRECIATION FOR
                                        OPTION TERM(b)
                                    ----------------------
                                        5%         10%
NAME                                   ($)         ($)
----------------------------------  ----------  ----------
James F. Orr......................  $  367,099  $  930,579
                                     5,043,980  12,787,570
                                       486,668   1,233,787
William D. Baskett III............     173,628     440,139
                                       697,672   1,768,748
                                       230,181     583,548
Brian C. Henry....................     271,242     687,658
                                       471,400   1,195,100
                                       359,645     911,596
Robert J. Marino..................     224,889     570,084
                                     1,522,622   3,860,173
                                       298,139     755,833
David F. Dougherty................     224,889     570,084
                                     1,522,622   3,860,173
                                       254,295     755,833

------------------------

(a) The material terms of the options granted are: grant type, non-statutory; grant price, fair market value on grant date; exercisable 25% after one year, an additional 25% after the second year and the remaining 50% after the third year; term of grant, 10 years; except in case of retirement, disability or death, any unexercisable options are cancelled upon termination of employment. The terms of the Spin-Off Options are substantially the same as the terms of the related CBI options.

(b) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Shares and CBI's common shares will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10% (total appreciation of 62.8% and 159.3%) resulting in values of approximately $21.42 and $34.11 for the options to purchase CBI common shares expiring on January 2, 2008; $24.42 and $38.90 for the options to purchase Common Shares expiring on August 13, 2008; $28.40 and $45.22 for the options to purchase Common Shares expiring on January 2, 2008; $24.57 and $39.13 for the options to purchase CBI common shares expiring on April 21, 2008; and $32.57 and $51.87 for the options to purchase Common Shares expiring on April 21, 2008. They are not intended, however, to forecast possible future appreciation, if any, in the price of the Company's Common Shares an the price of CBI's common shares. The total of all stock options granted to employees, including executive officers, during fiscal 1998 was approximately 6.1% of the total Common Shares outstanding during the year and 1.2% of the total CBI common shares outstanding during the year. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since these stock options are not transferable, there are no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

(c) Options to purchase CBI common shares granted by CBI in January 1998 (April 1998, in the case of Mr. Henry) as the annual grant.

(d) Options to purchase Common Shares granted by the Company in conjunction with the IPO.

(e) Spin-Off Options with respect to the CBI options granted in January 1998 (April 1998, in the case of Mr. Henry).

III. AGGREGATE OPTION EXERCISES

    The following table shows aggregate option exercises for the Company and CBI in the last fiscal year and fiscal year-end values:

                                                                    NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                                  SHARES ACQUIRED       VALUE       OPTIONS AT FY-END (#)     AT FY-END ($)(a)
                                    ON EXERCISE       REALIZED        EXERCISABLE (E)/        EXERCISABLE (E)/
NAME                                    (#)              ($)          UNEXERCISABLE (U)       UNEXERCISABLE (U)
-------------------------------  -----------------  -------------  -----------------------  ---------------------
James F. Orr...................         60,000(b)   $   1,355,620     (E)        83,100(c)   (E)  $      625,805
                                                                      (U)     1,450,700(d)   (U) $     7,114,137

William D. Baskett III.........              0                  0     (E)       255,000(c)   (E)  $    3,286,468
                                                                      (U)       201,000(d)   (U) $     1,142,644

Brian C. Henry.................         40,000(b)   $     825,625     (E)       198,800(c)   (E)  $    2,566,793
                                                                      (U)       384,400(d)   (U) $     1,605,341

Robert J. Marino...............              0                  0     (E)        93,500(c)   (E)  $      974,767
                                                                      (U)       276,400(d)   (U) $     1,466,679

David F. Dougherty.............              0                  0     (E)        43,700(c)   (E)  $      359,633
                                                                      (U)       286,600(d)   (U) $     1,568,545

--------------------------

(a) Values stated for the Company are based on the fair market value (average of the high and low) of $20.719 per share of the Common Shares on the New York Stock Exchange on December 31, 1998. Values stated for CBI are based on the fair market value (average of the high and low) of $16.75 per share of the Common Shares on the New York Stock Exchange on January 4, 1999.

(b) CBI common shares.

(c) For Mr. Orr, 41,550 Common Shares and 41,550 CBI common shares; for Mr. Baskett, 127,500 Common Shares and 127,500 CBI common shares; for Mr. Henry, 99,400 Common Shares and 99,400 CBI common shares; for Mr. Marino, 46,750 Common Shares and 46,750 CBI common shares; and for Mr. Dougherty, 21,850 Common Shares and 21,850 CBI common shares.

(d) For Mr. Orr, 992,850 Common Shares and 457,850 CBI common shares; for Mr. Baskett, 137,500 Common Shares and 63,500 CBI common shares; for Mr. Henry, 217,200 Common Shares and 167,200 CBI common shares; for Mr. Marino, 218,950 Common Shares and 57,450 CBI common shares; and for Mr. Dougherty, 224,050 Common Shares and 62,550 CBI common shares.

IV. LONG-TERM INCENTIVE PLAN AWARDS TABLE

    Since no awards pursuant to any long-term incentive plans were made to any named executive officer in the fiscal year ended December 31, 1998, no table has been included.

V.  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    All of the named executive officers of the Company participate in both the Company's Pension Plan and a non-qualified pension plan known as the Supplemental Executive Retirement Plan (the "SERP").

    Under the SERP, a participant's pension at retirement is 50% of the participant's average monthly compensation reduced by benefits payable under the Pension Plan, including amounts which are intended to supplement or be in lieu of benefits under the Pension Plan, and Social Security benefits. The compensation averaging period is the high 36 month period during the 60 month period preceding retirement, there is a reduction of 2.5% for each year by which the sum of the participant's years of age and years of service at retirement total less than 75, and no benefits are payable if the participant leaves prior to attaining age 55 and completing at least 10 years of service.

    The benefit formula under the Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and covered compensation for the year. To the extent that a participant's covered compensation exceeds the Social Security wage base, additional pension credits are given for such excess compensation. The following chart shows the pension credits which will be given at the ages indicated:

ATTAINED AGE                                                   PENSION CREDITS
----------------------------------------------  ----------------------------------------------
Less than 30 years............................  2.50% of total covered compensation plus
                                                2.50% of excess compensation

30 but less than 35 years.....................  2.75% of total covered compensation plus
                                                2.75% of excess compensation

35 but less than 40 years.....................  3.25% of total covered compensation plus
                                                3.25% of excess compensation

40 but less than 45 years.....................  4.00% of total covered compensation plus
                                                4.00% of excess compensation

45 but less than 50 years.....................  5.25% of total covered compensation plus
                                                5.25% of excess compensation

50 but less than 55 years.....................  6.50% of total covered compensation plus
                                                6.50% of excess compensation

55 or more years..............................  8.00% of total covered compensation plus
                                                8.00% of excess compensation

    At the end of each year, a participant's account is also credited with assumed interest at the rate of 7.75% per annum for 1999 and 2000, and 4% per annum for subsequent years. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or annuity. (In the case of a participant who was a participant in CBI's Management Pension Plan ("CBMPP") on December 31, 1998, the participant's account also was credited with pension credits equivalent to the participant's accrued benefit under CBMPP on that date.)

    If Messrs. Orr, Baskett, Henry, Marino and Dougherty continue in employment and retire at the normal retirement age of 65, their estimated straight life annuity annual pension amounts under both the Pension Plan and the SERP combined, prior to deduction for Social Security benefits, would be: $451,578 for Mr. Orr, $59,596 for Mr. Baskett, $212,205 for Mr. Henry, $184,450 for Mr. Marino and $172,131 for

Mr. Dougherty. These annual pension amounts would be reduced: in the case of Mr. Orr (age 53 and ten years of service), if he retires prior to age 59; in the case of Mr. Baskett (age 59 and one year of service), if he retires prior to age 65; in the case of Mr. Henry (age 42 and five years of service), if he retires prior to age 56; in the case of Mr. Marino (age 51 and three years of service), if he retires prior to age 62; and in the case of Mr. Dougherty (age 42 and eight years of service), if he retires prior to age 56.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Company has entered into Employment Agreements with Messrs. Orr, Baskett, Marino, and Dougherty which provide for their employment and retention for four year terms commencing on August 13, 1998, subject to automatic one year extensions unless terminated prior to the beginning of the final year. For years after 1998, the Employment Agreements provide a minimum annual base salary, a minimum annual bonus target, and annual grants of long-term incentives with a minimum present value. If their employment is terminated within two years after a change in control or if they elect to leave within 90 days after a change in control, they will receive lump sum payments equal to three times the sum of their base salary and bonus targets and benefits will continue to be provided for three years. If their employment is terminated by the Company without cause, they will receive lump sum severance payments equal to their base salary and bonus targets for the remainder of the Employment Agreement terms (but not less than two times the sum of their base salary and bonus targets) and benefits will continue to be provided for the remainder of the Employment Agreement terms (or, if longer, for two years).

    IMG has entered into an Employment Agreement with Mr. Henry which provides for the employment and retention of Mr. Henry for a five year term commencing on March 1, 1998, subject to automatic one year extensions unless terminated prior to the beginning of the final year. The Employment Agreement provides for a minimum base salary and a minimum bonus target. If Mr. Henry's employment is terminated within two years after a change in control or if Mr. Henry elects to leave within 90 days after a change in control, he will receive a lump sum payment equal to 2.99 times his base salary. If Mr. Henry's employment is terminated by the Company without cause, he will receive a lump sum severance payment equal to two times his base salary.

    The Executive Deferred Compensation Plan was adopted effective January 1, 1999 to permit executives to defer receipt of up to 75% of their base salary and up to 100% of their cash bonuses. There is a Company match of $.0666 for each dollar deferred, with a maximum match of 4% of the participant's compensation in excess of $160,000. Amounts deferred by participants (and the related Company "match") are assumed to have been invested in various mutual funds and other investments (including Company Shares). Upon termination of employment, the amounts then credited to the participant's account are distributed in two equal annual installments or in up to ten annual installments. The 1998 "match" for Messrs. Orr, Marino, Henry, Baskett and Dougherty is reflected in the Summary Compensation Table under the "All Other Compensation" column.

    Under the LTIP, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Executive Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Pension Plan and the SERP will be funded within five days after a change in control.

                               PERFORMANCE GRAPH

    The following Performance Graph compares the percentage change, for the period from August 13, 1998, the date of the IPO, through December 31, 1998, of the cumulative total shareholder return on the Company's Common Shares with the cumulative total return, of the S&P 500 Stock Index and the Custom Composite.

                            CUMULATIVE TOTAL RETURN
             BASED ON INITIAL INVESTMENT OF $100 ON AUGUST 13, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      8/13/98    9/30/98   10/31/98   11/30/98   12/31/98
Convergys Corp.          $100       $100        $93       $122       $149
S&P 500                  $100        $95       $103       $109       $115
Custom Composite         $100        $88        $97       $106       $114

                          8/13/98      9/30/98     10/31/98     11/30/98     12/31/98
Convergys Corp.            $100         $100          $93         $122         $149
S&P 500                    $100          $95         $103         $109         $115
Custom Composite           $100          $88          $97         $106         $114

Convergys' total return assumes investment of $100 at the Company's IPO price of $15.00.

The 8-Stock Custom Composite consists of Amdocs LTD., APAC Teleservices Inc., CSG Systems International Inc., DST Systems Inc., Saville Systems plc ADR, Sitel Corp., Teletech Holdings Inc. and West Teleservices Inc.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit and Finance Committee, has reappointed the firm of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the year 1999. PricewaterhouseCoopers LLP audited the financial statements of CBI for many years. One or more members of the firm of PricewaterhouseCoopers LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended for inclusion in the proxy statement for the annual meeting in 2000 must be received by the Company on or before November 18, 1999 and must comply with Rule 14a-8 promulgated under the 1934 Act. If a non-Rule 14a-8 shareholder proposal is submitted at the annual meeting in 2000, the proxy solicited by the Board of Directors with respect to the annual meeting will authorize the named proxies to exercise discretionary voting authority with respect to that proposal unless notice of the proposal is received by the Company on or before February 2, 2000. Proposals or notices should be sent to W.D. Baskett III, Secretary, 201 East Fourth Street, Cincinnati, Ohio 45202.

                      OTHER MATTERS TO COME BEFORE MEETING

    At the time this Proxy Statement was released for printing on March 12, 1999, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

    The costs of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of Common Shares and will be reimbursed for their expenses. The Company also has retained Georgeson & Company Inc. to assist it in connection with the solicitation at an estimated fee of $8,500 plus reimbursement of out-of-pocket expenses.

                         FINANCIAL STATEMENTS AVAILABLE

    Financial statements for the Company and its subsidiaries are included in the Annual Report of the Company to shareholders for the year 1998. A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year 1998 will be furnished, without charge, on request directed to W. D. Baskett III, Secretary, 201 East Fourth Street, Cincinnati, Ohio 45202.

                                          By Order of the Board of Directors

                                          W. D. Baskett III
                                          SECRETARY

March 12, 1999

                              [CONVERGYS LOGO]


                            CONVERGYS CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 1999

The undersigned hereby appoints John F. Barrett, Roger L. Howe and James F. Orr, and each or any of them, proxies, with full power of substitution, to represent and to vote all common shares of Convergys held of record by the undersigned on February 26, 1999, at the annual meeting of shareholders to be held on April 21, 1999, at 11:30 A.M. the in Cincinnati Museum Center at Union Terminal in Cincinnati, Ohio, and at any adjournment thereof, notice of which meeting together with the related proxy statement has been received. The proxies are directed to vote the shares the undersigned would be entitled to vote if personally present.

ITEM 1   Authority to vote for the           FOR  [ ]         WITHHOLD  [ ]
         election of Class I          ALL NOMINEES LISTED   AUTHORITY TO VOTE
         directors whose terms       (EXCEPT AS MARKED TO
         expire in 2002:              THE CONTRARY BELOW)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

                Judith G. Boynton           Brian H. Rowe

ITEM 2   To act upon such other matters as may properly come before the meeting.

                         (CONTINUED ON REVERSE SIDE)

[CONVERGYS LOGO]
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66--4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO 45263









                            FOLD AND DETACH HERE
---------------------------------------------------------------------------
Please vote, date and sign below and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your vote at the meeting. This proxy form, when properly executed, will be voted in accordance with the directions given by the shareholder. If no directions are given hereon, the proxy form will be voted FOR the election of directors.


                                          Dated ____________________, 1999


                                          ________________________________
                                          SIGNATURE

                                          ________________________________
                                          SIGNATURE IF SHARES HELD JOINTLY
                                          PLEASE SIGN EXACTLY AS NAME APPEARS
                                          OPPOSITE. EXECUTORS, TRUSTEES,
                                          ADMINISTRATORS AND OTHER FIDUCIARIES
                                          SHOULD SO INDICATE.